Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

December 29, 2023

reAlpha Tech Corp.
6515 Longshore Loop

Suite 100
Dublin, Ohio 43017

Ladies and Gentlemen:

We have acted as counsel to reAlpha Tech Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-11 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 29, 2023, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of up to: (i) 1,997,116 shares (the “Shares”) of common stock, $0.001 par value per share (“Common Stock”), of the Company, to be sold from time to time by the selling stockholders identified in the prospectus included in the Registration Statement (the “Selling Stockholders”) pursuant to that certain Share Purchase Agreement, dated as of December 1, 2022, by and between the Company and the Selling Stockholders (the “Share Purchase Agreement”); and (ii) 1,700,884 shares of Common Stock (the “Warrant Shares” and together with the Shares, the “Securities”) issuable upon the exercise of that certain warrant to purchase shares of Common Stock, dated October 23, 2023 (the “Warrant”), issued to the Selling Stockholders in accordance with the Share Purchase Agreement, to be sold from time to time by the Selling Stockholders.

In connection with this opinion, we have examined the originals or certified copies of: (i) Registration Statement, together with the exhibits attached thereto; (ii) the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company; (iii) applicable resolutions of the Company’s board of directors (the “Board”); (iv) the Share Purchase Agreement; (v) the form of Warrant; and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the resale of the Securities. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1.	When the Shares have been issued and delivered in accordance with the Share Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board and as contemplated by the Share Purchase Agreement, the Shares will be duly authorized for issuance, validly issued, fully paid and non-assessable; and

2.	The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and, upon (i) the due execution by the Company and registration by its transfer agent of such Warrant Shares, (ii) the issuance and delivery of such Warrant Shares upon exercise of the Warrant in accordance with the terms thereof and (iii) receipt by the Company of the consideration therefor in accordance with the terms of the Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP